    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 21, 2005
                                                    REGISTRATION NO. 333-______

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                       ----------------------------------

                        MUNICIPAL MORTGAGE & EQUITY, LLC
             (Exact Name of Registrant as Specified in Its Charter)
             ------------------------------------------------------

                   DELAWARE                             52-1449733
        (State or Other Jurisdiction of              (I.R.S. Employer
        Incorporation or Organization)            Identification Number)
        ------------------------------            ----------------------

        621 EAST PRATT STREET, SUITE 300                    21202
               BALTIMORE, MARYLAND                       (Zip code)
    (Address of Principal Executive Offices)

                        MUNICIPAL MORTGAGE & EQUITY, LLC
                     2004 NON-EMPLOYEE DIRECTORS' SHARE PLAN
                            (Full Title of the Plan)
                                       and
                        MUNICIPAL MORTGAGE & EQUITY, LLC
                            2004 SHARE INCENTIVE PLAN
                            (Full Title of the Plan)

                            ------------------------
                               MICHAEL L. FALCONE
                        MUNICIPAL MORTGAGE & EQUITY, LLC
                        621 EAST PRATT STREET, SUITE 300
                            BALTIMORE, MARYLAND 21202
                                 (443) 263-2900
                     (Name and Address and Telephone Number,
                   Including Area Code, of Agent For Service)

                            ------------------------
                                 With a copy to:
                            ROBERT E. KING, JR., ESQ.
                             CLIFFORD CHANCE US LLP
                               31 WEST 52ND STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 878-8000

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                Proposed Maximum       Proposed Maximum
Title of Each Class of Securities to be        Amount To Be      Offering Price        Aggregate Offering            Amount of
              Registered                      Registered(1)       Per Share(2)              Price(2)             Registration Fee
---------------------------------------       -------------     ----------------       ------------------        ----------------
Common Shares                                   1,400,000          $   26.67             $  37,338,000              $ 4,394.69

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the plans.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c), on the basis of the average of the high and the low prices of the Registrant's Common Shares reported in the consolidated reporting system on the New York Stock Exchange Composite Tape on January 19, 2005.

================================================================================

                                EXPLANATORY NOTE

      The registrant has filed this registration statement on Form S-8 to register 1,400,000 shares of its common stock pursuant to the Municipal Mortgage & Equity, LLC 2004 Non-Employee Directors' Share Plan and the 2004 Share Incentive Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (or the SEC) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission by Municipal Mortgage & Equity, LLC (the "Company") are incorporated as of their respective dates in this Registration Statement by reference:

      (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2003, (the "2003 10-K").

      (b) The Company's amended Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 as filed on September 24, 2004.

      (c) The Company's amended Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 as filed on September 24, 2004.

      (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 as filed on November 9, 2004.

      (e) The Company's Current Reports on Form 8-K filed on March 4, 2004, September 24, 2004, October 20, 2004, October 25, 2004, November 17, 2004 and December 13, 2004 (as amended on Form 8-K/A filed on January 3, 2005).

      (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 2003 10-K.

ITEM  4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM  5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM  6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      According to Article 8 of the Company's Amended and Restated Certificate of Formation and Operating Agreement (the "Operating Agreement"), all directors and officers of the Company are entitled to indemnification from the Company for any loss, damage or claim (including any reasonable attorneys' fees incurred by such person in connection therewith) due to any act or omission made by him or her, except in the case of fraudulent or illegal conduct of such person; provided, that any indemnity shall be paid out of, and to the extent of, the assets of the Company only (or any insurance proceeds available therefor), and no shareholder shall have any personal liability on account thereof. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the director or officer acted fraudulently or illegally.

      The indemnification provided in the Operating Agreement is not deemed to be exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or directors, or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the indemnification provisions contained in the Company's Operating Agreement will not adversely affect any right or protection of a director or officer of the Company existing at the time of such repeal or modification.

ITEM  7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM  8. EXHIBITS.

       4.1 Amended and Restated Certificate of Formation and Operating Agreement of the Company dated as of August 12, 2002 (filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and incorporated herein by reference)

       4.2 Amended and Restated By-Laws of the Company (filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and incorporated herein by reference)

       4.3 Specimen copy of Common Share (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-4 (File No. 33-99088) filed November 7, 1995, and incorporated herein by reference)

       5.1  Opinion of Clifford Chance US LLP

      23.1  Consent of PricewaterhouseCoopers LLP

      23.2  Consent of Clifford Chance US LLP (included in Exhibit 5.1)

      24.1  Power of Attorney (included on the signature pages hereto)

ITEM 9. UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

            (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) or the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on this 21st day of January, 2005.

                                   MUNICIPAL MORTGAGE & EQUITY, LLC

                                   By:    /s/ Michael L. Falcone
                                          ------------------------
                                   Name:  Michael L. Falcone
                                   Title: President and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Municipal Mortgage & Equity, LLC hereby severally constitute Michael L. Falcone and William S. Harrison and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (including without limitation any amendments filed pursuant to Section 462(b) of the Securities Act of 1933), and generally to do all such things in our names and in our capacities as officers and directors to enable Municipal Mortgage & Equity, LLC to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                          TITLE                                 DATE
         ---------                          -----                                 ----
/s/  Michael L. Falcone             President, Chief Executive               January 21, 2005
------------------------------      Officer (Principal Executive
MICHAEL L. FALCONE                  Officer) and Director


/s/  Mark K. Joseph                 Chairman of the Board of                 January 21, 2005
------------------------------      Directors
MARK K. JOSEPH

/s/ William S. Harrison             Executive Vice President and             January 21, 2005
------------------------------      Chief Financial Officer
WILLIAM S. HARRISON

/s/ Charles C. Baum                 Director                                 January 21, 2005
------------------------------
CHARLES C. BAUM

/s/  Richard O. Berndt              Director                                 January 21, 2005
------------------------------
RICHARD O. BERNDT

         SIGNATURE                     TITLE                                      DATE
         ---------                     -----                                      ----
/s/ Robert S. Hillman               Director                                 January 21, 2005
------------------------------
ROBERT S. HILLMAN

/s/ Douglas A. McGregor             Director                                 January 21, 2005
------------------------------
DOUGLAS A. MCGREGOR

/s/ Carl W. Stearn                  Director                                 January 21, 2005
------------------------------
CARL W. STEARN

/s/ Eddie C. Brown                  Director                                 January 21, 2005
------------------------------
EDDIE C. BROWN

/s/ Fred N. Pratt,Jr                Director                                 January 21, 2005
-------------------
FRED N. PRATT, JR.

/s/ Arthur S. Mehlman               Director                                 January 21, 2005
------------------------------
ARTHUR S. MEHLMAN

                                  EXHIBIT INDEX

Exhibit No.                            Description
-----------                            -----------
4.1           Amended and Restated Certificate of Formation and Operating Agreement of
              the Company dated as of August 12, 2002 (filed as an Exhibit to the
              Company's Annual Report on Form 10-K for the fiscal year ended December
              31, 2002 and incorporated herein by reference)

4.2           Amended and Restated By-Laws of the Company (filed as an Exhibit to the
              Company's Annual Report on Form 10-K for the fiscal year ended December
              31, 2003 and incorporated herein by reference)

4.3           Specimen copy of Common Share (filed as Exhibit 4.1 to the Company's
              Registration Statement on Form S-4 (File No. 33-99088) filed November 7,
              1995, and incorporated herein by reference)

5.1           Opinion of Clifford Chance US LLP

23.1          Consent of PricewaterhouseCoopers LLP

23.2          Consent of Clifford Chance US LLP (included in Exhibit 5.1)

24.1          Power of Attorney (included on the signature pages hereto)